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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

1285 Corporate Center Drive, Suite 175
Eagan, MN 55121
(Address of principal executive offices)

(651) 687-0414
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On August 16, 2004, BIO-key International, Inc. (the "Company") entered into a definitive agreement with Aether Systems, Inc. ("Aether") to purchase its Mobile Government Division for $10 million in cash. It is anticipated that $4.5 million in net working capital will be included in the assets and liabilities being conveyed, and that the acquisition will be financed using the Company's existing cash resources and new debt. In addition to the cash purchase price, the Company will either replace or secure the release of up to $10.75 million of credit support arrangements that Aether currently has in place for its Mobile Government Division. Aether has agreed to accept a subordinated, secured note from the Company for up to $8 million of this credit support if the Company cannot arrange to replace or release all of it by closing. The closing is expected to occur on or about September 30, 2004, and is subject to customary closing conditions.

        On August 16, 2003, the Company issued a press release announcing the signing of the agreement, a copy of which is included as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

  99.1
  Press release, dated August 16, 2004, issued by BIO-key International, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: August 16, 2004	By:	/s/ MICHAEL W. DEPASQUALE Michael W. DePasquale Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 16, 2004, issued by BIO-key International, Inc.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX